SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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VRU
In July, shareholders will receive a proxy statement asking for their vote on matters relevant to their investment in the Macquarie Funds. If you receive one, you are strongly encouraged to read carefully both the proxy statement and other documents filed by the Macquarie Funds with the SEC when they become available. Please read these documents in their entirety, as they will contain important information. Please vote when you receive the proxy statement. Shareholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, and other documents filed by the Macquarie Funds for no charge at the SEC’s website at www.sec.gov.

Website
Overview

•
In connection with the proposed acquisition by Nomura of the US and European public investments business of Macquarie Asset Management, all shareholders as of the record date of July 3, 2025, are being asked to vote to approve new investment advisory agreements with respect to special shareholder meetings scheduled to be held on September 10, 2025.

•	A proxy statement with details about the proposal has been sent to shareholders.

FAQs on proxy solicitation process for Macquarie Funds
Why are shareholders being asked to vote?
The transition from Macquarie to Nomura will result in a change in control of the investment advisor, Delaware Management Company (“DMC”), a series of Macquarie Investment Management Business Trust. As is customary for transactions of this nature, the closing of this transaction will result in the automatic termination of each Fund’s investment advisory agreement with DMC, and any sub-advisory agreement, as applicable.
Shareholders are being asked to vote to approve new investment advisory agreements that would go into effect at the closing of the transaction.

When can shareholders expect to receive proxy materials and solicitations?
Starting in mid-to-late July, shareholders of record as of July 3, 2025 will receive proxy statements and each shareholder will be asked to approve new advisory contracts between each applicable Fund and DMC.
Solicitation efforts via phone will not start until sufficient time has passed after proxy materials are sent in order to allow shareholders time to receive and review the materials. Shareholders who vote their shares during that time period will not be solicited by phone.

How can shareholders vote?
Shareholders will have three options for voting their shares:
1.	Mail back their proxy cards in the postage-paid envelope provided.
2.
Call the dedicated toll-free proxy voting lines of the proxy solicitor, EQ (refer to proxy ballot for applicable phone number). Shareholders will be required to provide the control number located on their proxy cards.

3.	Visit the website on their proxy cards.

If shareholders for the Macquarie Funds have any questions about the proposals or how to vote, they may call EQ Fund Solutions (EQ) at (800) 659-6590 and a representative will assist them.

Once shareholders vote, they should not receive any further communications from the proxy solicitor regarding their vote on this matter.